Exhibit 99.1

Spansion Inc. Reports Third Quarter 2011 Results

Sunnyvale, California, October 27, 2011- Spansion Inc. (NYSE: CODE), a leading provider of Flash memory solutions, today announced operating results for its third fiscal quarter ended September 25, 2011. On a U.S. GAAP basis, Spansion reported net sales of $258.2 million, operating income of $23.2 million, and net income of $7.3 million. On a non-GAAP basis, adjusted net sales totaled $258.2 million, adjusted operating income was $46.7 million and adjusted net income was $30.3 million.

“Spansion continues to execute on our business strategy and drive new design wins in the embedded market amid global economic challenges,” said John Kispert, president and CEO of Spansion. “With macroeconomic weakness expected to continue in the near-term, we are taking proactive measures to reduce operating expenses while strengthening customer relationships and accelerating adoption of new products to position Spansion for long-term market leadership.”

As part of the cost reduction plans, Spansion is consolidating its two test and assembly manufacturing operations, which will result in the closing of its Kuala Lumpur facility and anticipated cost savings of approximately $30 million annually.

U.S. GAAP results, in $millions except per share data and percentages

	Q3 2011	Q2 2011	Q3 2010
Net sales	$258.2	$298.8	$307.6
Gross margin	28.5%	25.9%	10.0%
Operating income (loss)	$23.2	$36.1	$(55.4)
Operating margin	9.0%	12.1%	(18.0)%
Net income/(loss) attributable to Spansion Inc. common stockholders	$7.3	$25.3	$(64.9)
Diluted net income (loss) per share	$0.12	$0.40	$(1.09)

Non-GAAP results, in $millions

	Q3 2011	Q2 2011	Q3 2010
Adjusted net sales	$258.2	$299.1	$319.7
Adjusted operating income	$46.7	$49.9	$51.1
Adjusted net income	$30.3	$39.1	$41.6
Adjusted EBITDA	$69.3	$73.7	$76.2

Upon emergence from bankruptcy on May 10, 2010, Spansion adopted fresh start accounting in accordance with U.S. GAAP. The adoption of fresh start accounting resulted in Spansion becoming a new entity for financial reporting purposes, whereby the U.S. GAAP financial statements on or after May 10, 2010 are not comparable to the financial statements prior to that date. Fresh start accounting required resetting the historical net book values of Spansion’s assets and liabilities to the related fair values. References to “Successor” refer to Spansion and its consolidated subsidiaries after May 10, 2010, after giving effect to the cancellation of old common stock issued prior to May 10, 2010, the issuance of new common stock and settlement of existing debt and other adjustments in accordance with the reorganization plan, and the application of fresh start accounting. References to “Predecessor” refer to Spansion and its consolidated subsidiaries prior to May 10, 2010.

Business Outlook

For the fourth quarter of 2011, Spansion estimates U.S. GAAP net sales in the range of $205 million to $225 million, GAAP net loss per share of ($1.12) to ($0.53).

The following charges are included in the guidance above

($ in millions) Favorable/(Unfavorable)	COGS	R&D	SG&A	Operating Income	Tax	Net Income
Intangible Amortization	7	—	—	7	—	7
Stock Based Compensation	0-1	1-2	3-4	5-6	—	5-6
Restructuring	11-40	0-1	2-3	14-44	—	14-44
Total	18-48	1-3	5-7	26-57	—	26-57

EPS excluding the above items is expected to be between ($0.17) and ($0.07).

Quarterly Conference Call

Spansion will host a conference call to discuss third quarter 2011 results at 1:30 pm PDT / 4:30 pm EDT today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, can be accessed through the investor relations section of Spansion’s website at http://investor.spansion.com/

Dial-in: 1-800-299-9630 (US), 1-617-786-2904 (International), Passcode: 33636221

An audio replay will be available within two hours of the call and may be accessed via dial-in at 1-888-286-8010, international 1-617-801-6888 with the Passcode of 48457916 or by webcast on the investor relations section of Spansion's website at http://investor.spansion.com/

Use of Non-GAAP Financial Information

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for or superior to, the company’s financial results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by the company may be different than non-GAAP financial measures presented by other companies.

The non-GAAP and supplemental information is provided to enhance the reader's overall understanding of the company’s operating performance. Specifically, the company believes the non-GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP. A reconciliation of each non-GAAP financial measure to the most direct, comparable GAAP financial measure is included below.

About Spansion

Spansion’s (NYSE: CODE) technology is at the heart of electronics systems, powering everything from the internet of today to the smart grid of tomorrow, positively impacting people’s daily lives at work and play. Spansion’s broad Flash memory product portfolio, smart innovation and industry leading service and support are enabling customers to achieve greater efficiency and success in their target markets.For more information, visit http://www.spansion.com.

Spansion®, the Spansion logo, MirrorBit®, MirrorBit® Eclipse™ and combinations thereof, are trademarks and registered trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Cautionary Statement

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements. The risks and uncertainties include the company’s ability to: execute on its business strategy; drive new design wins; reduce operating expenses; strengthen customer relationships; accelerate the adoption of new products and obtain the anticipated annual cost savings. Additional risks related to the company’s emergence from bankruptcy include: any negative impacts on the company's business, results of operations, financial position or cash management arrangements; the negative impact on relationships with employees, customers, suppliers and contract manufacturers and other stakeholders; and the failure of the company to successfully implement the plan of reorganization. In addition, the instability of the global economy and tight credit markets could continue to adversely impact the company’s business in several respects, including adversely impacting credit quality and insolvency risk of the company and its customers and business partners, including suppliers and distributors; bookings; and reductions and deferrals of demand for Spansion products. The company urges investors to review in detail the risks and uncertainties discussed in the company’s Securities and Exchange Commission filings, including but not limited to the company's most recent Annual Report on Form 10-K for fiscal 2010 and Quarterly Reports on Form 10-Q. Unless otherwise required by applicable laws, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spansion Inc.
Press Contact:	+1.408.616.3817
Michele Landry	michele.landry@spansion.com

Investor Relations:	Spansion Inc.
Shubham Maheshwari	+1.408.616.3677
shubham.maheshwari@spansion.com

Company News:	Investor Relations Web site:

http://www.spansion.com	http://investor.spansion.com

Spansion Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended September 25, 2011	Three Months Ended June 26, 2011	Three Months Ended September 26, 2010
Net sales	$258,163	$298,768	$307,594
Cost of sales	184,486	221,336	276,838
Gross Profit	73,677	77,432	30,756
Research and development	21,721	30,567	26,246
Sales, general and administrative	28,728	10,779	59,948
Operating income (loss)	23,228	36,086	(55,438)
Interest & other income (expense), net	775	(288)	1,378
Interest expense	(7,629)	(8,779)	(9,124)
Income (loss) before income taxes	16,374	27,019	(63,184)
Provision for income taxes	8,560	1,731	1,670
Net income (loss)	$7,814	$25,288	$(64,854)
Less: Net income attributable to non-controlling interest	472	—	—
Net income (loss) attributable to Spansion Inc.	$7,342	$25,288	$(64,854)
Net income (loss) per common share attributable to Spansion Inc. common stockholders
Basic	$0.12	$0.41	$(1.09)
Diluted	$0.12	$0.40	$(1.09)
Shares used in per share calculation
Basic	61,530	62,106	59,271
Diluted	62,607	63,617	59,271

Spansion Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

Assets	September 25, 2011	June 26, 2011	September 26, 2010
Current assets:
Cash and cash equivalents	$235,520	$292,311	$299,691
Short term investment	65,263	21,791	29,990
Accounts receivable, net	105,576	130,713	147,585
Inventories	210,722	175,140	180,827
Deferred income taxes	3,988	3,897	3,298
Prepaid expenses and other current assets	42,016	49,993	45,096

Total current assets	663,085	673,845	706,487

Property, plant and equipment, net	217,348	224,462	288,643
Intangible assets	184,370	187,095	202,083
Goodwill	167,280	161,974	163,359
Other assets	49,996	48,306	42,906

Total assets	$1,282,079	$1,295,682	$1,403,478

Liabilities and Equity
Current liabilities:
Accounts payable	104,754	95,872	104,029
Accrued compensation and benefits	23,776	33,535	36,655
Other accrued liabilities	59,137	52,276	147,041
Deferred income	14,593	26,020	21,779
Current portion of long-term debt and obligations under capital leases	4,292	2,771	13,419
Income taxes payable	3,783	1,930	18,562
Deferred income taxes, short-term	4,407	—	—

Total current liabilities	214,742	212,404	341,485

Deferred income taxes	1,320	1,304	13,488
Long-term debt, less current portion	445,667	445,538	444,870
Other long-term liabilities	28,385	28,633	11,105

Total liabilities	690,114	687,879	810,948

Spansion Inc Stockholders’ equity
New Class A Common stock, $0.001 par value, 150,000,000 shares authorized, 59,730,327 shares issued and outstanding	60	62	59
New Class B common stock, $0.001 par value, 1 share authorized, 1 share issued and outstanding	—	—	—
Additional paid in capital	670,332	694,698	678,750
Retained deficit	(78,209)	(85,551)	(83,068)
Accumulated other comprehensive loss	(1,729)	(1,406)	(3,211)
Total Spansion Inc. stockholders’ equity	590,454	607,803	592,530
Non-controlling interest	1,511	—	—
Total equity	591,965	607,803	592,530

Total liabilities and equity	$1,282,079	$1,295,682	1,403,478

Spansion Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Successor	Successor	Successor
	Three Months Ended September 25, 2011	Three Months Ended June 26, 2011	Three Months Ended September 26, 2010
Cash Flows from Operating Activities:
Net income (loss)	$7,814	$25,288	$(64,854)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,826	40,931	56,445
Provision (benefit) for deferred income taxes	154	700	(4,634)
Net gain on sale and disposal of property, plant and equipment	(1,533)	(490)	(1,276)
Asset impairment charges	—	4,874	—
Compensation recognized under employee stock plans	4,624	5,048	2,865
Gain on sale of Suzhou plant	—	—	(2,359)
Amortization of inventory fresh start markup	—	1,473	49,069
Changes in assets and liabilities	(16,795)	(29,936)	21,367
Net cash provided by operating activities	23,090	47,888	56,623
Cash Flows from Investing Activities:
Proceeds from sale of property, plant and equipment	2,899	2,555	11,438
Purchases of property, plant and equipment	(10,828)	(15,272)	(17,522)
Proceeds from redemption of auction rate securities	—	—	27,950
Purchases of marketable securities	(46,707)	(21,791)	(29,990)
Proceeds from redemption of marketable securities	3,236	24,979	—
Other	581	—	—

Net cash used by investing activities	(50,819)	(9,529)	(8,124)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock due to options exercised	1,008	4,378	—
Payments on debt and capital lease obligations	(822)	(4,543)	(3,241)
Cash settlement on hedging activities	(268)	(260)	—
Purchase of bankruptcy claims	(30,000)	(28,987)	—

Net cash used by financing activities	(30,082)	(29,412)	(3,241)

Effect of exchange rate changes on cash and cash equivalents	1,020	(71)	288
Net increase (decrease) in cash and cash equivalents	(56,791)	8,876	45,546

Cash and cash equivalents at the beginning of period	292,311	283,435	254,145

Cash and cash equivalents at end of period	$235,520	$292,311	$299,691

Use of Non-GAAP Financial Information

To provide investors and others with additional information regarding Spansion’s operating results, we have disclosed in this press release certain non-GAAP financial measures, including Adjusted net sales, Adjusted operating income, Adjusted net income, and Adjusted EBITDA. These non-GAAP financial measures are a supplement to, and not a substitute for or superior to, the company’s results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by the company may be different than non-GAAP financial measures presented by other companies.

The non-GAAP financial measures are provided to enhance the user’s overall understanding of the company’s operating performance. Specifically, the company believes the non-GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results, as well as the impact of fresh start accounting. The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.

Spansion has provided a reconciliation of the non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures:

•

Adjusted net sales differs from GAAP net sales in that it includes revenue lost from product sell-through that was physically located with the distributors as of the date of emergence from Chapter 11 proceedings.

•

Adjusted operating income differs from GAAP operating income in that it excludes the impact of non-recurring items, fresh start accounting related adjustments, litigation expenses with Samsung, one-time restructuring charges, stock compensation expense and other bankruptcy related charges or credits.

•

Adjusted net income differs from GAAP net income in that it (i) excludes the impact of non-recurring items, fresh start accounting related adjustments, stock compensation expense, litigation expenses with Samsung, one-time restructuring and reorganization charges or credits, (ii) includes net sales lost from product sell-through that was physically located with distributors as of the date of emergence from Chapter 11 proceedings and ((iii) is adjusted for the associated tax impact of all these changes.

•

Adjusted EBITDA differs from GAAP net income in that it (i) excludes interest expenses, taxes, depreciation, amortization, net loss attributable to non-controlling interest and stock based compensation charges, (ii) excludes the impact of non-recurring items, fresh start accounting related adjustments, litigation expenses with Samsung, one-time restructuring and reorganization charges or credits and write-off of financing costs completed prior to emergence from bankruptcy and (iii) includes net sales lost from product sell-through that was physically located with distributors as of the date of emergence from Chapter 11 proceedings.

Management believes these non-GAAP financial measures:

•

Reflect Spansion’s ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in Spansion’s business, as they exclude expenses that are not reflective of ongoing operating results;

•

Provide useful information to investors and others in understanding and evaluating Spansion’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods;

•

Reflect net sales for the company more accurately as inventory at the distributors, when sold-through, would not be recognized as revenue per fresh start accounting. The company intends to collect cash from the distributors and this adjustment is non-cash in nature;

•

Provide additional view of the performance of the company by adding interest expenses, taxes, depreciation and amortization to the net income. Further adjustments due to fresh start accounting, litigation expenses with Samsung, and stock based compensation charges attempt to exclude items that are either non-cash or non-recurring in nature; and

•

To enable investors to assess the company’s compliance with financial covenants under its debt instruments Spansion’s term loan has maintenance financial covenants that use EBITDA as part of the measures, e.g. Consolidated Leverage ratio, which is a ratio of Indebtedness to Consolidated EBITDA; and Consolidated Interest Coverage Ratio which is a ratio of Consolidated EBITDA to interest expenses.

Reconciliation of U.S. GAAP to non-GAAP financial measures

Net Sales to Adjusted Net Sales

($ in millions)	Q3 2011	Q2 2011	Q3 2010
GAAP net sales	$258.2	298.8	$307.6
Add: Net sales lost due to fresh start accounting	—	0.3	12.1
Non-GAAP net sales	$258.2	$299.1	$319.7

Operating Income to Adjusted Operating Income

($ in millions)	Q3 2011	Q2 2011	Q3 2010
GAAP operating income / (loss)	23.2	36.1	(55.4)
Add: fresh start operating expense adjustments
Net sales lost due to fresh start accounting	—	0.3	12.1
Depreciation	—	11.5	26.0
Amortization from intangibles	6.3	5.7	5.2
Inventory Mark-Up	12.6	13.8	49.1
Deferred COGS	—	—	(7.7)
Add: gain on sale of Suzhou plant	—	—	(2.4)
Add: litigation expense related to Samsung	—	(26.3)	21.3
Add: asset impairment charges	—	3.8	—
Add: stock compensation expense*	4.6	5.0	2.9

Adjusted Operating Income	46.7	49.9	51.1

Net Income to Adjusted Net Income

($ in millions)	Q3 2011	Q2 2011	Q3 2010
GAAP net income / (loss)	7.3	25.3	(64.9)

Add: fresh start operating expense adjustments

Net sales lost due to fresh start accounting	—	0.3	12.1

Depreciation	—	11.5	26.0
Amortization from intangibles	6.3	5.7	5.2
Inventory Mark-Up	12.6	13.8	49.1
Deferred COGS	—	—	(7.7)
Add: gain on sale of Suzhou plant	—	—	(2.4)
Add: litigation expense related to Samsung	—	(26.3)	21.3
Add: asset impairment charges	—	3.8	—
Add: Stock compensation expense*	4.6	5.0	2.9
Less: Net income attributable to non-controlling interest	(0.1)	—	—
Less: Tax impact for adjustments	(0.4)	—	—

Adjusted net income	30.3	39.1	41.6

Net Income to Adjusted EBITDA

($ in millions)	Q3 2011	Q2 2011	Q3 2010
GAAP net income / (loss)	7.3	25.3	(64.9)
Add: interest	6.9	9.1	7.7
(Less)/add: reorganization (gain)/expense		—
Add: taxes	8.6	1.7	1.7
Add: depreciation and amortization	28.8	40.9	56.4
(Less)/add: restructuring (credits)/charges	—	—
Add: fresh start adjustments	12.6	14.2	51.1
Add: asset impairment charges	—	3.8
Add: litigation expense related to Samsung	—	(26.3)	21.3
Add: stock based compensation charges	4.6	5.0	2.9
Add: Net income attributable to non-controlling interest	0.5	—	—

Adjusted EBITDA	69.3	73.7	76.2

*	New Non-GAAP measure adopted in the current quarter for the tables presented